UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

BIMI International Medical Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 15th Floor, 15-01 New York NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 5420 028

9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement

As previously reported, on July 5, 2022, the Company entered into a stock purchase agreement (the “Phenix SPA”) with Mr. Fnu Oudom (“Mr. Oudom”), the Chairman of the board of directors of the Company, whereby the Company agreed to acquire 100% of the equity interests in Phenix Bio Inc. (“Phenix”), a distributor of healthcare products, from Mr. Oudom. Pursuant to the Phenix SPA, at the closing, the Company was to pay $180,000 in cash as partial consideration for the purchase of Phenix. The balance of the purchase price in the amount of $1,620,000 was to be paid by the Company in the form of 270,000 shares of Common Stock (the “Deferred Payment Shares”) after the issuance of the Deferred Payment Shares was approved by the shareholders of the Company. The Phenix SPA also provides that if the Company has not obtained shareholders’ approval for the issuance of the Deferred Payment Shares by December 31, 2022, the Company was required to pay the Deferred Payment Shares in cash by January 15, 2023.

Immediately after the Company paid $180,000 in cash and prior to the closing , it became clear to the Company that it would not be practical to hold a special meeting of shareholders to seek shareholders’ approval for the issuance of the Deferred Payment Shares prior to December 31, 2022, as required by the Phenix SPA, due to critical strategic developments in the second half of 2022. Furthermore, the Company was not in a position to pay $1,620,000 in cash by January 15, 2023 in lieu of the shareholders’ approval for the issuance of the Deferred Payment Shares, due to working capital needs. As a result, the Company engaged in negotiations with Mr. Oudom and reached an agreement to amend the Phenix SPA and to provide an incentive payment to Mr. Oudom contingent upon Phenix’s meeting certain profit metrics in 2023, in order for him to agree to extend the deadline for the issuance of the Deferred Payment Shares.

On February 27 , 2023, the Company entered into an amendment to the Phenix SPA (the “Amendment”). Pursuant to the Amendment, in consideration of (1) Mr. Oudom’s agreement to extend the deadline for the issuance of the Deferred Payment Shares and (2) Phenix’s potential ability to generate significant revenues and profits, the Company agreed that, subject to shareholder approval, , if the aggregate net profit generated by Phenix is at least $2,500,000 in calendar year 2023 or in any fiscal quarter of 2023, the Company will issue 5,000,000 additional shares of Common Stock (the “Performance Shares”) to Mr. Oudom.

The Company is required to cause a shareholders meeting to be held semi-annually until shareholders’ approval is obtained for the issuance of the Deferred Payment Shares and the Performance Shares (if the performance target is achieved); provided, however, that if shareholders’ approval has not been obtained by July 1, 2024, the Company will have to pay $1,620,000 in lieu of the Deferred Payment Shares to Mr. Oudom and if the performance target is met by December 31, 2023, pay an additional $7,500,000, the agreed uoon value of the Performance Shares, to Mr. Oudom.

The Amendment also provides that if the performance target of $2,500,00 in net profit is not achieved by the end of 2023, Mr. Oudom’s right to receive the Performance Shares shall be terminated, and the Company shall have the right to sell back the ownership of Phenix to Mr. Oudom in exchange for the return by him of the initial $180,000 cash payment and the 270,000 Deferred Payment Shares, if issued.

Stock Purchase Agreement

On February 27, 2023, the Company entered into a stock purchase Agreement (the “February SPA”) with Mr. Oudom, whereby the Company agreed to sell 2,500,000 shares of Common Stock to Mr. Oudom for $3,000,000 in cash, based on a purchase price of $1.50 per share, subject to shareholder approval of the issuance of such shares. Such issuance is subject to shareholder approval.

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Prepayment Agreement

As previously disclosed, on December 6, 2022, the Company sold a convertible promissory note (the “Convertible Note”) to Mr. Oudom for $2,000,000. The Convertible Note carries an annual interest rate of 6%, which is payable together with the principal amount one (1) year after the date of the issuance of the Convertible Note. The holder has the right to exercise a conversion right, to have the aggregate amount of the principal and accrued interest repaid in shares of Common Stock at a conversion price of $0.40 per share (which was adjusted to $4.00 per share after a 10 to 1 reverse stock split of the Common Stock on December 9, 2022). The Convertible Note may be prepaid in whole or in part at any time or from time to time during its term without penalty. In the event of a prepayment, the holder has the right to convert the amount of pre-payment into shares of Common Stock.

On February 27, 2023, the Company and Mr. Oudom entered into an agreement (the “Prepayment Agreement”) whereby the parties agreed that the Company will exercise its prepayment right under the Convertible Note by issuing shares of Common Stock. In consideration of Mr. Oudom’s agreement to convert the Convertible Note in shares of Common Stock and to waive his right to any and all interest accrued and to be accrued under the Convertible Note, the Company agreed to issue 1,330,000 shares of Common Stock (the “Prepayment Shares”) at a conversion price of $1.50 per share, subject to the shareholders’ approval, as full payment of the $2,000,000 principal of the Convertible Note and accrued interest. The Company agreed to hold a shareholders meeting within six months of the signing of the Prepayment Agreement and semi-annually thereafter until shareholders’ approval is obtained for the issuance of the Prepayment Shares; provided, however, that if shareholders’ approval has not been obtained by the maturity date of the Convertible Note, which is one year from the date of the Convertible Note, the Company will immediately pay the principal balance due under the Convertible Note plus all accrued interest.

The foregoing descriptions of the Amendment, the February SPA and the Prepayment Agreement do not purport to be complete and are qualified in their entirety by references to Amendment, the February SPA and the Prepayment Agreement, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

The information in this Current Report on Form 8-K may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant does not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment to Stock Purchase Agreement dated February 27, 2023
4.2	Stock Purchase Agreement dated February 27, 2023
4.3	Prepayment Agreement dated February 27, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2023	BIMI International Medical Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

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